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                                                                      EXHIBIT 99


                                               Investor Contact: RoseMary Luebke
                                                                      Controller
                                                                    952.974.7000
                                                  rosie.luebke@kontronmobile.com


   KONTRON MOBILE COMPUTING AMENDS RECOMMENDATION STATEMENT FILED WITH THE SEC

EDEN PRAIRIE, Minn. -- (July 21, 2004) -- Kontron Mobile Computing, Inc. (OTC
BB: KMBC) today announced that it amended its Solicitation/Recommendation Statement with regard to the offer from Kontron AG to acquire all of the shares of the Company's common stock not currently owned or controlled by Kontron AG. The original statement had been filed with the Securities and Exchange Commission on Form 14D-9 on June 21, 2004. Amendment No. 1 was filed on July 7, 2004, and Amendment No. 2 on July 21, 2004.

The amendments provide detailed information concerning the preliminary analyses that the investment banking firm hired by the Special Committee of Kontron Mobile's Board of Directors as its financial adviser provided to the Special Committee in January 2004. Moreover, the amendments include further information regarding the Special Committee's reasons for not making a recommendation in favor of or against the offer. The amendments are available at the website of the Securities and Exchange Commission (http://www.sec.gov/edgar/searchedgar/webusers.htm) and are made available to shareholders upon request. Any requests should be directed to:

RoseMary Luebke
Kontron Mobile Computing, Inc.
7631 Anagram Drive
Eden Prairie, MN 55344-7310
Telephone: 952.974 7000